UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 23, 2014

CONTANGO ORE, INC.
 (Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-54136	27-3431051
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3700 BUFFALO SPEEDWAY, SUITE 925
HOUSTON, TEXAS 77098
(Address of principal executive offices)

(713) 877-1311
(Registrant's telephone number, including area code)

3700 BUFFALO SPEEDWAY, SUITE 925
HOUSTON, TEXAS 77098
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.  OTHER EVENTS

Contango ORE, Inc. (“CORE”) has entered into an engagement agreement (the “Engagement Agreement”), with an effective date of January 23, 2014, with Petrie Partners, LLC (“Petrie”), pursuant to which CORE has retained Petrie as financial advisor to assist CORE in its evaluation of its strategic options, including the possible sale of CORE.

Pursuant to the Engagement Agreement, Petrie will provide a variety of financial advisory and investment banking services and will be entitled to a retainer fee of $100,000, plus if a transaction is consummated, a success fee equal to 2.5% of the consideration of such transaction.  In addition, if requested by CORE, upon delivery of an opinion by Petrie, CORE will pay Petrie an opinion fee of $250,000, which amount will be deducted from the success fee, if payable.  If CORE receives any break-up or termination fee as a result of a transaction that is subsequently terminated, Petrie shall be entitled to a fee of 33% of the break-up fee up to the amount of the success fee that would have been payable.

CORE has agreed to indemnify Petrie and hold it harmless against certain liabilities.

The foregoing description of the Engagement Agreement is qualified in its entirety by reference to the Engagement Agreement, a copy of which is attached to this Form 8-K as Exhibit 99.1.

The information included herein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)         Exhibits

Exhibit No.	Description of Document

99.1	Engagement Agreement, dated effective as of January 23, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO ORE, INC.

Date: January 29, 2014	By:	/s/ Leah Gaines
Leah Gaines
Vice President, Chief Financial Officer, Treasurer and Secretary